================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 25, 1999

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                         0-23639                  62-1710772
(State or other jurisdiction of    (Commission File Number)        (IRS Employer
        incorporation)                                            Identification
                                                                       Number)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                    37027
         (Address of principal executive offices)                (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)



================================================================================

ITEM 5.

         Province Healthcare Company (the "Company"), a Delaware corporation, hereby amends its Report on Form 8-K, dated April 28, 1999, which reported under
Item 5, its acquisition of Glades General Hospital in Belle Glade, Florida on April 12, 1999 (the "Acquisition"). The Company is filing this amendment for the purpose of including the financial statements and pro forma financial information with respect to the Acquisition.


         FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

             The audited consolidated financial statements of Glades General Hospital for the fiscal year ended September 30, 1998, are filed herewith.

         (b) Pro Forma Financial Information.

             The pro forma financial statements of the Company and its subsidiaries, giving effect to the Acquisition as if it had occurred on March 31, 1999, as to the balance sheet, and on January 1, 1998, as to the income statements, are filed herewith.

         (c) Exhibits:

                      2.1 Asset Purchase Agreement, dated as of March 24, 1999, among Palm Beach County Health Care District, PHC-Belle Glade, Inc. and Province Healthcare Company, filed herewith.

                      23.1 Consent of KPMG LLP.

                      99.1 Copy of the press release, dated April 12, 1999,
             relating to the execution of a definitive agreement to acquire Glades General Hospital, is incorporated herein by reference to the Company's Current Report on Form 8-K, filed April 28, 1999, Commission File No. 0-23639.

                      99.2 Copy of the press release, dated April 15, 1999,
             relating to the completion of the Glades General Hospital acquisition, incorporated herein by reference to the Company's Current Report on Form 8-K, filed April 28, 1999, Commission File No. 0-23639.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PROVINCE HEALTHCARE COMPANY



                                    By:  /s/ Brenda B. Rector
                                       ---------------------------------
                                                  Brenda B. Rector
                                                  Vice President and Controller

Date:  June 25, 1999

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
Glades General Hospital (a division of Palm Beach County Health Care District)

Independent Auditors' Report...................................................1
Balance Sheets at September 30, 1998 and 1997..................................2
Statements of Revenue, Expenses and Fund Balance for the
     Years Ended September 30, 1998 and 1997...................................3
Statement of Cash Flows for the Years Ended September 30, 1998 and 1997........4
Notes to Financial Statements..................................................6
Condensed Balance Sheet at March 31, 1999 (Unaudited).........................18
Condensed Statements of Revenue, Expenses and Fund Balance for the
     Six Months Ended March 31, 1999 and 1998 (Unaudited).....................19
Condensed Statements of Cash Flows for the Six Months Ended
     March 31, 1999 and 1998 (Unaudited)......................................20
Notes to Condensed Financial Statements.......................................21

PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Financial Statements.........................23
Pro Forma Condensed Consolidated Balance Sheet at March 31, 1999 (Unaudited)..24
Pro Forma Condensed Consolidated Statement of Income for the Year
     Ended December 31, 1998 (Unaudited)......................................25
Pro Forma Condensed Consolidated Statement of Income for the Three Months
     Ended March 31, 1999 (Unaudited).........................................26
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)....27

                          INDEPENDENT AUDITORS' REPORT


The Governing Board
Palm Beach County Health Care District:

We have audited the accompanying balance sheets of Glades General Hospital (a division of the Palm Beach County Health Care District) as of September 30, 1998 and 1997, and the related statements of revenue, expenses and fund balance and cash flows for the years then ended. These financial statements are the responsibility of the Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glades General Hospital (a division of the Palm Beach County Health Care District) as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The year 2000 supplementary information in note 16 is not a required part of the general purpose financial statements, but is supplementary information required by the Governmental Accounting Standards Board, and we did not audit and do not express an opinion on such information. Further, we were unable to apply to the information certain procedures prescribed by professional standards because of the nature of the subject matter underlying the disclosure requirements and because sufficiently specific criteria regarding the matters to be disclosed have not been established. In addition, we do not provide assurance that the Hospital is or will become year 2000 compliant, that Hospital's year 2000 remediation efforts will be successful in whole or in part, or that parties with which Hospital does business are or will become year 2000 compliant.

In accordance with Government Auditing Standards, we have also issued a report dated November 20, 1998 on our consideration of Glades General Hospital's (a division of the Palm Beach County Health Care District) internal control over financial reporting and our tests of its compliance with certain provisions of laws and regulations.



                                               /s/ KPMG LLP


Jacksonville, Florida
November 20, 1998, except as to note 7,
   which is as of December 17, 1998 and notes
   15 and 16, which are as June 22, 1999.

                             GLADES GENERAL HOSPITAL

                                 Balance Sheets

                           September 30, 1998 and 1997



                                                                            1998           1997
                                                                         -----------    ----------
                           ASSETS
Current assets:
    Cash and cash equivalents                                            $ 2,320,292    $  766,527
    Patient accounts receivable, less allowance for doubtful
       accounts of approximately $3,400,000 in 1998 and
       $2,400,000 in 1997                                                  4,578,917     2,254,234
    Supplies                                                                 473,082       411,106
    Prepaid expenses and other current assets                                304,183        21,329
                                                                         -----------    ----------
                  Total current assets                                     7,676,474     3,453,196
                                                                         -----------    ----------

Property and equipment (note 4)                                           10,988,343    11,049,385
Less accumulated depreciation and amortization                             7,758,018     8,212,908
                                                                         -----------    ----------

                                                                           3,230,325     2,836,477
                                                                         -----------    ----------

                                                                         $10,906,799    $6,289,673
                                                                         ===========    ==========

                     LIABILITIES AND FUND BALANCE

Current liabilities:
    Accounts payable                                                     $   654,403    $  632,206
    Current installments under loan payable to District (note 7)           1,856,428       120,000
    Accrued salaries, professional fees and other current liabilities      1,592,414     1,092,758
    Current installments of obligations under capital leases (note 6)         34,751       194,483
    Estimated third-party payor settlements (note 3)                         827,001       538,762
                                                                         -----------    ----------
                  Total current liabilities                                4,964,997     2,578,209

Loan payable to District, excluding current installments (note 7)            514,406     2,234,745
Estimated self-insurance provision (note 13)                                 825,000       823,368
Obligations under capital leases, excluding current
    installments (note 6)                                                     19,301        54,641
                                                                         -----------    ----------
                  Total liabilities                                        6,323,704     5,690,963

Fund balance                                                               4,583,095       598,710
                                                                         -----------    ----------

                                                                         $10,906,799    $6,289,673
                                                                         ===========    ==========


See accompanying notes to financial statements.

                             GLADES GENERAL HOSPITAL

                Statements of Revenue, Expenses and Fund Balance

                     Years ended September 30, 1998 and 1997


                                                                 1998            1997
                                                             ------------     -----------
Net patient service revenue (note 3)                         $ 25,329,965     $16,265,655
Other revenue                                                     112,977         169,840
                                                             ------------     -----------

                  Total operating revenues                     25,442,942      16,435,495
                                                             ------------     -----------

Operating expenses:
    Nursing services                                            6,944,365       2,941,959
    Other professional services                                 6,433,052       7,014,682
    General services                                            1,988,673       1,742,631
    Fiscal and administrative services                          2,776,081       2,544,343
    Depreciation                                                  681,977         806,858
    Interest                                                      127,002         161,410
    Provision for bad debt                                      4,979,634       3,006,930
                                                             ------------     -----------

                  Total operating expenses                     23,930,784      18,218,813
                                                             ------------     -----------

                  Income (loss) from operations                 1,512,158      (1,783,318)
                                                             ------------     -----------

Nonoperating gains (losses):
    District funding (note 7)                                   1,461,681       2,204,896
    Other                                                        (100,083)        (17,330)
                                                             ------------     -----------

                  Total nonoperating income                     1,361,598       2,187,566
                                                             ------------     -----------

                  Revenue and gains in excess of expenses
                    and losses                                  2,873,756         404,248

Fund balance, beginning of year                                   598,710         150,962

Fair value of donated equipment                                        --          43,500
Restricted capital subsidy from District (note 7)               1,110,629              --
                                                             ------------     -----------

Fund balance, end of year                                    $  4,583,095     $   598,710
                                                             ============     ===========


See accompanying notes to financial statements.

                             GLADES GENERAL HOSPITAL

                            Statements of Cash Flows

                     Years ended September 30, 1998 and 1997



                                                                        1998            1997
                                                                     -----------     ----------
Net cash flow from operating activities and gains:
    Income (loss) from operations                                    $ 1,512,158    $(1,783,318)
    Interest expense considered capital financing activity               127,002        161,410
    Adjustments to reconcile income (loss) from operations
       to cash flow provided by (used in) operating
       activities and gains, net:
         Depreciation                                                    681,977        806,858
         Provision for bad debt                                        4,979,634      3,006,930
         Changes in:
            Patient accounts receivable, net                          (7,304,317)    (3,674,016)
            Supplies                                                     (61,976)        (1,625)
            Prepaid expenses and other current assets                   (282,854)         7,904
            Accounts payable                                              22,197       (308,449)
            Accrued salaries, professional fees and other current
              liabilities                                                499,656         31,298
            Estimated third-party payor settlements                      288,239        (43,905)
            Estimated self-insurance provision                             1,632        180,000
                                                                     -----------     ----------

                  Net cash provided by (used in) operating
                    activities and gains                                 463,348     (1,616,913)
                                                                     -----------     ----------

Cash flows from noncapital financing activities:
    Decrease in deposits and other assets                                     --            226
    Ad valorem taxes                                                   1,461,681      2,204,896
    Other                                                                     --          8,690
                                                                     -----------     ----------

                  Net cash provided by noncapital financing
                    activities                                       $ 1,461,681     $2,213,812
                                                                     -----------     ----------



See accompanying notes to financial statements.

                             GLADES GENERAL HOSPITAL

                            Statements of Cash Flows

                     Years ended September 30, 1998 and 1997
                                  (Continued)

                                                                        1998          1997
                                                                    -----------     --------
Cash flows from capital and related financing activities:
    Principal payments under capital lease obligations              $  (195,072)   $(184,957)
    Interest paid on loan and capital lease obligations                (110,913)    (161,410)
    Capital expenditures, net                                        (1,175,908)    (206,521)
    Capital subsidy from District                                     1,110,629           --
                                                                    -----------     --------

                  Net cash used in capital and related financing
                    activities                                         (371,264)    (552,888)
                                                                    -----------     --------

Net increase in cash and cash equivalents                             1,553,765       44,011

Cash and cash equivalents, beginning of year                            766,527      722,516
                                                                    -----------     --------

Cash and cash equivalents, end of year                              $ 2,320,292     $766,527
                                                                    ===========     ========

Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                          $   111,000     $ 44,000
                                                                    ===========     ========

    Capital lease additions                                                  --     $ 83,558
                                                                    ===========     ========

    Fair value of equipment donated                                          --     $ 43,500
                                                                    ===========     ========

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997



(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)    ORGANIZATION

              Glades General Hospital (the "Hospital") is a tax exempt acute-care public hospital operated under the oversight of the Palm Beach County Health Care District (the "District"). The District was established as an independent taxing district by special statute, Chapter 87-450 as amended by Chapters 88-460, Laws of Florida, which was approved by the voters of Palm Beach County on November 8, 1988. Pursuant to this action, the assets and liabilities of the Hospital were effectively transferred to the District.

       (B)    CASH AND CASH EQUIVALENTS

              Cash and cash equivalents consist of cash and certificates of deposit maturing within three months and are carried at cost, which approximates market value.

       (C)    SUPPLIES

              Supplies are stated at the lower of cost (first-in, first-out method) or market.

       (D)    PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost, or if donated, at fair value at the date of receipt. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis. The estimated useful lives generally conform to those recommended by the American Hospital Association, with buildings and improvements ranging from 15 to 30 years and equipment ranging from 3 to 20 years.

       (E)    STATEMENT OF REVENUE AND EXPENSES

              For purposes of display, transactions deemed by management to be ongoing, major, or central to the provision of health care services are reported as operating revenues and expenses. Peripheral or incidental transactions are reported as nonoperating gains and losses.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997

       (F)    NET PATIENT SERVICE REVENUE

              Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

       (G)    INCOME TAXES

              The Hospital is exempt from income taxes as a Government organization pursuant to Internal Revenue Code Section 115. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

       (H)    CHARITY CARE

              The Hospital provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Hospital does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.

       (I)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (J)    RECLASSIFICATIONS

              Certain amounts for 1997 have been reclassified to conform with the presentation adopted for 1998.

       (K)    ACCOUNTING STANDARDS

              Governmental Accounting Standards Board ("GASB") Statement No. 20, "Accounting and Financial Reporting for Proprietary Funds and Other Governmental Entities that use Proprietary-Fund Accounting offers the option of following all Financial Accounting Standards Board ("FASB") standards issued after November 30, 1989, unless the latter conflict with or contradict GASB pronouncements, or not following FASB standards issued after such date. The Hospital elected the option not to follow FASB pronouncements issued after November 30, 1989.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997


(2)    CASH AND CASH EQUIVALENTS

       Cash and cash equivalents as of September 30, 1998 consist of bank deposits with a carrying amount of $2,320,292 and a market value of $2,320,292.

       Cash and cash equivalents are required to be categorized to give an indication of the level of credit risk assumed by the entity at year-end. The three categories of risk as defined by the Government Accounting Standards Board Statement No. 3 are as follows:

       (A) Insured or registered, or securities held by the entity or its agent in the entity's name.

       (B) Uninsured and unregistered, with securities held by the counterparty's trust department or agent in the entity's name; and

       (C) Uninsured and unregistered, with securities held by the counterparty, or by its trust department or agent, but not in the entity's name.

       All of the Hospital's cash and cash equivalents are categorized in Category I.

       The Hospital's bank deposits at September 30, 1998 are as follows:


                                                     CARRYING           BALANCE
                                                      AMOUNT           PER BANK
                                                  --------------     -----------
                      Demand deposits             $    2,320,292     $ 2,570,028
                                                  ==============     ===========


       The difference between the Hospital's demand deposits' carrying amount and the bank balance is due to outstanding checks and deposits in transit.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997


       In addition to insurance provided by the Federal Depository Insurance Corporation, all demand deposits are held in banking institutions approved by the State of Florida State Treasurer to hold public funds. Under Florida Statutes Chapter 280, "Florida Security for Public Deposits Act", the State Treasurer requires all qualified public depositories to deposit with the State Treasurer, or another banking institution, eligible collateral equal to from 30 percent to 125 percent of the average daily balance for each month of all public deposits in excess of any applicable deposit insurance held. The percentage of eligible collateral (generally U.S. Government and agency securities, state or local government debt, or corporate bonds) to public deposits is dependent upon a depository's financial history and its compliance with Chapter 280. In the event of a failure of a qualified public depository, the remaining public depositories would be responsible for covering any resulting losses.


(3)    NET PATIENT SERVICE REVENUE

       The Hospital has agreements with third-party payors that provide for reimbursement at amounts different from its established rates. A summary of the basis of reimbursement with major third-party payors follows:

       MEDICARE - Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain outpatient services are paid based on a cost reimbursement methodology. The Hospital is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Hospital and audits thereof by the Medicare fiscal intermediary. The Hospital's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Hospital. The Hospital's Medicare cost reports have been audited by the Medicare fiscal intermediary through 1995. The Hospital has filed Medicare cost reports through September 30, 1997, and an estimated provision for the fiscal year ended September 30, 1998 has been included in the accompanying financial statements.

       MEDICAID - Inpatient and outpatient services rendered to Medicaid program beneficiaries are reimbursed under a cost reimbursement methodology. The Hospital is reimbursed at a tentative rate with final settlement determined after submission of annual cost reports by the Hospital and audits thereof by the Medicaid fiscal intermediary. The Hospital's Medicaid cost reports have been audited by the Medicaid fiscal intermediary through 1997.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997


       HMOS AND PPOS - The Hospital is reimbursed by health maintenance and preferred provider organizations based on the terms of the contracts with them. Inpatient services are generally reimbursed at per diem rates, per case rates, or at a percentage of the Hospital's established rates. Outpatient services are generally reimbursed at a percentage of the Hospital's established rates.

       The Hospital has also entered into reimbursement agreements with certain commercial insurance carriers and other entities, including the District. The basis for reimbursement under these agreements include prospectively determined rates per discharge, discounts from established charges and per diem rates.


(4)    PROPERTY AND EQUIPMENT

       Property and equipment at September 30, consist of the following:

                                                                 1998           1997
                                                              -----------    -----------
            Land                                              $   184,331    $   184,331
            Land improvements                                     284,272        276,333
            Buildings and improvements                          4,228,344      4,177,685
            Equipment                                           6,291,396      6,411,036
                                                              -----------    -----------
                                                               10,988,343     11,049,385
            Less accumulated depreciation and amortization      7,758,018      8,212,908
                                                              -----------    -----------

                                                              $ 3,230,325    $ 2,836,477
                                                              ===========    ===========


       During 1997, the Hospital received donated equipment with a fair value of $43,500.


(5)    CHARITY CARE

       The Hospital maintains records to identify and monitor the level of charity care it provides. These records include the amount of charges foregone for services and supplies furnished under its charity care policy, the estimated cost of those services and supplies, and equivalent service statistics. Charges foregone, based on established rates, were approximately $3,034,000 and $1,753,000 in 1998 and 1997, respectively.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997




(6)    LEASES

       The Hospital has entered into various long-term capital lease agreements for equipment with varying expirations through 2000. The Hospital's total obligations under capital lease agreements at September 30, 1998 was $54,052, of which $34,751 is payable during fiscal 1999.

       The Hospital leased certain other equipment under operating leases. Rental expense for the years ended September 30, 1998 and 1997 was $258,130 and $69,442, respectively.


(7)    DISTRICT

       The Hospital receives funding from the District. The District allocates funds to support the Hospital's operations, debt service requirements and capital expenditures from ad valorem taxes levied by the District on taxable property in Palm Beach County in its entirety. Funding of $1,461,681 and $2,204,896 was received from the District for operations in 1998 and 1997, respectively, and is included in other nonoperating income in the statements of revenue, expenses and fund balance. In addition, during 1998 the District provided funding of $1,110,629 to the Hospital for capital improvements which has been reflected as a restricted contribution to Fund balance in the accompanying financial statements. The District has allocated $4,208,798 of funding for the Hospital in 1999 of which $4,046,789 is restricted for capital additions. Funding for fiscal year 2000 will be based on the discretion of the Districts' Governing Board.

       The District reimburses the Hospital for care provided to indigent patients at per diem rates and at a percentage of the Hospital's established rates for inpatient and outpatient services, respectively.

       On September 20, 1994, the District approved a resolution authorizing a conditional loan to the Hospital of up to $2,000,000 which bears interest at the rate of 5 percent per annum. As of September 30, 1998, the Hospital had received $2,000,000 and had accrued interest of $370,834 which is recorded as loan payable to District on the balance sheet.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997

       On December 17, 1998, the Hospital's Governing Board approved a resolution to repay the Hospital's loan with the District. The resolution provides that the Hospital will pay $1,000,000 during December, 1998, and will make monthly payments of $142,738 beginning January, 1999, which will retire the debt and interest accruing thereon during December, 1999. The accompanying financial statements have been adjusted to reflect $1,856,428 as current installments under loan payable to the District pursuant to the resolution.


(8)    INDIGENT CARE ASSESSMENT

       The Health Care Consumer Protection and Awareness Act of 1985 created a fund to provide for the treatment of indigent patients. Hospitals in the State of Florida are required to deposit into the fund an amount equal to 1-1/2 percent of net operating revenues for each fiscal year, with payments due in quarterly installments. The Hospital's assessment approximated $291,000 in 1998 and $184,000 in 1997.


(9)    PENSION PLAN

       The Hospital participates in the Florida Retirement System (the System), a cost-sharing multiple employer, public employee retirement plan which covers substantially all of the Hospital's full-time and part-time employees who were eligible to participate in the plan prior to October 1, 1992. The System was created in 1970 by consolidating several employee retirement systems. All eligible employees, as defined by the State, who were hired after 1970 and those employed prior to 1970 who elect to be enrolled are covered by the System. Benefits under the plan vest after 10 years of service. Employees who retire at or after age 62, with 10 years of credited service, are entitled to an annual retirement benefit, payable monthly for life. The System also provides for early retirement at reduced benefits and death and disability benefits. These benefit provisions and all other requirements are established by State statute.

       The system is noncontributory and is administered by the State of Florida. The Hospital is required to contribute amounts necessary to pay benefits when due as defined by State statute. Such contribution requirements were 16.45% and 16.77% of gross salaries during 1998 and 1997, respectively. Pension costs were approximately $299,696 on an eligible payroll of $1,724,792 and a total payroll of $8,295,746 in 1998, and $304,527 on an eligible payroll of $1,750,849 and a total payroll of $6,576,051 in 1997.

       A copy of the System's June 30, 1997 annual report can be obtained by writing to the Division of Retirement, Cedars Executive Center, 2639-C North Monroe Street, Tallahassee, FL 32399-1560 or by calling (850) 488-5706.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997


(10)   EMPLOYEE BENEFIT PLAN

       Effective October 1, 1992, the Hospital offered an employee benefit plan created in accordance with Internal Revenue Code Section 457 to its employees. The plan is available to all employees who are 21 years of age or older who have completed 3 months of service and are not covered by the System. The Hospital contributes a minimum of 6 percent of eligible employees' gross wages, regardless of their contribution. The Hospital matches 50% of employees' contributions up to 4% of each participant's contributions, for a maximum possible contribution by the Hospital of 8%. Participants' interest in amounts contributed by the Hospital vest as follows:

                           YEARS OF SERVICE             VESTED %
                           ----------------             --------
                                  0-2                       0%
                                   3                       20%
                                   4                       40%
                                   5                       60%
                                   6                       80%
                                   7                      100%

       Amounts contributed by participants vest immediately. The Hospital's contributions are invested in fixed accounts. Participants may choose to invest their contributions in two programs which provide fixed accounts and mutual fund-type accounts. Loans are permitted from a minimum of $2,500 to a maximum of 50% of an employee's account balance or $50,000, whichever is lower. The Hospital contributed approximately $356,531 on an eligible payroll of $5,058,617 and a total payroll of $8,295,746 in 1998, and $209,157 on an eligible payroll of $3,059,291 and a total payroll of $6,576,051 in 1997.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997




(11)   CONCENTRATIONS OF CREDIT RISK

       The Hospital grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors at September 30, 1998 and 1997, was as follows:


                                                     1998              1997
                                                  ------------     ------------
                    Medicare                           10%              12%
                    Medicaid                           19%              11%
                    District                           13%               3%
                    Other third-party payors           37%              64%
                    Self-pay                           21%              10%
                                                  ------------     ------------

                                                      100%             100%
                                                  ============     ============


(12)   MANAGEMENT AGREEMENT

       On October 24, 1994, with the approval of the District, the Hospital entered into a management agreement whereby the management company provided certain consulting and volume purchasing functions to the Hospital. During 1998 and 1997, the Hospital paid the management company approximately $204,000 and $407,000, respectively, for such services. Effective April 18, 1997, the Hospital terminated certain provisions of the management agreement which related to the management company providing key personnel services.


(13)   COMMITMENTS AND CONTINGENCIES

       Effective December 1985, the Hospital elected to be self-insured with respect to medical malpractice and general liability claims under the doctrine of Sovereign Immunity which limits the Hospital's liability to $100,000/$200,000 per occurrence. The Hospital provides self-insurance reserves based on available data and re-evaluates the adequacy of these reserves annually based on claims experience.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997


       Prior to October 1, 1994, the Hospital was a member of a workers' compensation self-insurance risk management trust fund (the Fund) in which members jointly and severally agree to pay the obligations of the Fund. As a prior member of the Fund, the Hospital is subject to assessments in the event that the total amount of premiums for a year in which it was a member are not sufficient to satisfy claims. Assessments amounting to $246,113 have been levied against the Hospital by the Fund and have been reflected in the accompanying financial statements as of September 30, 1997. No provision for the potential impact of any future assessments by the Fund has been made by management in the accompanying financial statements as any such impact is not readily determinable. Effective October 1, 1994, the Hospital obtained workers compensation coverage through a non-assessable insurance carrier.

(14)     SCHEDULE OF VALUATION AND QUALIFIED ACCOUNTS

                                                                        CHARGED
                                                         BALANCE AT     TO COSTS                               BALANCE AT
                                                         BEGINNING        AND                                     END
                    DESCRIPTION                          OF PERIOD      EXPENSES        DEDUCTIONS (2)         OF PERIOD
                    -----------                          ----------     --------        --------------         ---------

          For the year ended September 30, 1997
              Allowance for doubtful accounts            $2,100,000    $3,006,930         $2,706,930          $2,400,000

          For the year ended September 30, 1998
              Allowance for doubtful accounts            $2,400,000     4,979,634          3,979,634          $3,400,000

         (2) Uncollectable accounts written-off,  net of recoveries


(15) REISSUANCE OF PREVIOUSLY - ISSUED REPORT ON GENERAL PURPOSE FINANCIAL STATEMENTS

         On March 29, 1999, the Governmental Accounting Standards Board issued Technical Bulletin 99-1 (TB 99-1), Disclosures about Year 2000 Issues - an amendment of Technical Bulletin 98-1. The amendment, among other things, provides that required year 2000 disclosures may be presented as required supplementary information. Retroactive application of TB 99-1 is permitted. The Hospital has elected to apply TB 99-1 retroactively for its 1998 general-purpose financial statements, and to present the Year 2000 disclosures as required supplementary information in note 16.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997



(16)   REQUIRED SUPPLEMENTARY INFORMATION YEAR 2000 - UNAUDITED

       The Hospital is currently addressing year 2000 issues relating to its computer systems and other electronic equipment. The year 2000 issue refers to the fact that many computer programs use only the last two digits to refer to a year. Therefore, both 1900 and 2000 would be referred to as "00." Computer programs have to be adjusted to recognize the difference between those two years or the programs will fail or create errors. Also, some programs may not be able to recognize that 2000 is a leap year. Further, the year 2000 issue could affect electronic equipment - such as environmental systems, elevators, and vehicles - containing computer chips that have date recognition features.

       During fiscal year 1998, the Hospital identified the computer systems listed below that are mission-critical (that is, critical to conducting operations) and that need to be year 2000 compliant.

       The Hospital utilizes the following stages of work to address year 2000 issues:

           - Awareness stage - Establishing a budget and project plan for dealing with the year 2000 issue.
           - Assessment stage - Identifying the systems and components for which year 2000 compliance work is needed.
           -  Conversion/Replacement - Making changes to systems and equipment.
           - Validation/Test stage - Validating and testing the changes that were made during the remediation stage.

                             GLADES GENERAL HOSPITAL

                          Notes to Financial Statements

                           September 30, 1998 and 1997


       The Hospital's year 2000 remediation work for its mission-critical systems and electronic equipment are in the following stages of work: "C" means complete, "P" means in process, and "A" means still needs to be addressed.

                                                                        CONVERSION/   VALIDATION/
                                          AWARENESS      ASSESSMENT     REPLACEMENT     TESTING
                                          ---------      ----------     -----------   -----------
              Billing                         C               P              A             A
              Order management                C               C              A             A
              Mainframe                       C               C              A             A
              Pharmacy                        C               C              P             A
              Pcs                             C               C              P             P
              Terminals                       C               C              C             C
              Interfaces                      C               C              C             A
              Biomedical                      C               P              P             P
              Engineering services            C               C              P             P


       The Hospital has budgeted $832,000 during 1999 for the replacement of the Hospital's main computer system which has been determined to be not Year 2000 compliant.

       Because of the unprecedented nature of the year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Hospital is nor will be year 2000 ready, that the Hospital's remediation efforts will be successful in whole or in part, or that parties with whom the Hospital does business will be year 2000 ready. However, management has placed the highest priority on identifying and resolving all year 2000 issues. Emphasis has been placed on ensuring that mission critical systems are year 2000 compliant. As an additional precaution, management has established contingency plans wherever feasible to ensure continued operation of mission critical functions. Project plans are closely monitored and all mission critical systems are expected to be year 2000 compliant by the summer of 1999.

                             GLADES GENERAL HOSPITAL

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1999
                                 (IN THOUSANDS)





                                  ASSETS

Current assets:
         Cash and cash equivalents                      $ 2,136
         Accounts receivable, less allowance for
             doubtful accounts of $6,000                  5,008
         Inventories                                        486
         Prepaid expenses and other                         123
                                                        -------
                Total current assets                      7,753
Property, plant and equipment, net                        3,568
                                                        -------
                                                        $11,321
                                                        =======


                        LIABILITIES AND FUND BALANCE

Current liabilities:
         Accounts payable                               $   598
         Accrued salaries and benefits                      858
         Accrued expenses                                 1,394
         Current maturities of long-term obligations        909
         Third-party settlements                            738
                                                        -------
                Total current liabilities                 4,497
Long-term obligations, less current maturities              447
Fund balance:                                             6,377
                                                        -------
                                                        $11,321
                                                        =======


                             See accompanying notes.

                             GLADES GENERAL HOSPITAL

             CONDENSED CONSOLIDATED STATEMENTS OF REVENUES, EXPENSES
                          AND FUND BALANCE (UNAUDITED)

                                                                                SIX MONTHS
                                                                              ENDED MARCH 31,
                                                                           ---------------------
                                                                            1999          1998
                                                                           -------      --------
                                                                              (IN THOUSANDS)
Revenue:
            Net patient service revenue                                    $15,703      $  9,969
            Other                                                              623           427
                                                                           -------      --------
                   Net operating revenue                                    16,326        10,396

Expenses:
            Salaries, wages and benefits                                     5,739         4,542
            Purchased services                                               2,260         1,575
            Supplies                                                         1,718         1,157
            Provision for doubtful accounts                                  3,483         2,190
            Other operating expenses                                           807           570
            Rentals and leases                                                 145           114
            Depreciation and amortization                                      342           424
            Interest expense                                                    46            65
                                                                           -------      --------
                   Total expenses                                           14,540        10,637
                   Income (loss) from operations                             1,786          (241)
                                                                           -------      --------
Nonoperating gains:
            District funding                                                    --           731
                                                                           -------      --------
                   Total nonoperating income                                    --           731
                                                                           -------      --------
                   Revenue and gains in excess of expenses and losses        1,786           490
Fund balance, beginning of period                                            4,583           599
Restricted capital subsidy from District                                         8           396
                                                                           -------      --------
Fund balance, end of period                                                $ 6,377      $  1,485
                                                                           =======      ========


                             See accompanying notes.

                             GLADES GENERAL HOSPITAL

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                                            SIX MONTHS
                                                                          ENDED MARCH 31,
                                                                       ---------------------
                                                                        1999          1998
                                                                       -------       -------
                                                                          (IN THOUSANDS)
Net cash flow from operating activities and gains:
       Income (loss) from operations                                   $ 1,786       $  (241)
       Interest expense considered capital financing activity               46            65
       Adjustments to reconcile net income (loss) from operations to cash flow provided by (used in) operating activities
         and gains, net:
            Depreciation                                                   342           424
            Provision for bad debt                                       3,483         2,190
            Changes in:
                 Patient accounts receivable, net                       (3,912)       (2,564)
                 Supplies                                                  (13)           15
                 Prepaid expenses and other current assets                 181          (103)
                 Accounts payable and accrued expenses                     566          (522)
                 Accrued salaries and benefits                             (10)          558
                 Third-party settlements                                   (89)           --
                                                                       -------       -------

                 Net cash provided by (used in) operating
                     activities and gains                                2,380          (178)
                                                                       -------       -------

Cash flows from noncapital financing activities:
       Ad valorem taxes                                                     --           731
                                                                       -------       -------

                 Net cash provided by noncapital
                     financing activities                                   --           731
                                                                       -------       -------

Cash flows from capital and related financing activities:
       Payments under capital lease obligations                           (462)         (183)
       Payments on loan payable from District                           (1,431)           --
       Capital expenditures, net                                          (680)         (761)
       Capital subsidy from District                                         8           396
                                                                       -------       -------

                 Net cash used in capital and related
                     financing activities                               (2,565)         (548)
                                                                       -------       -------

Net increase (decrease) in cash and cash equivalents                      (185)            5

Cash and cash equivalents, beginning of year                             2,321           767
                                                                       -------       -------

Cash and cash equivalents, end of period                               $ 2,136       $   772
                                                                       =======       =======

Supplemental disclosure of cash flow information:

       Cash paid for interest during the period for interest           $     8       $     8
                                                                       =======       =======


                             See accompanying notes.

                             GLADES GENERAL HOSPITAL

                     Notes to Condensed Financial Statements

                                 March 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Glades General Hospital (the "Hospital") is a tax exempt acute-care public hospital operated under the oversight of the Palm Beach County Health Care District (the "District"). The District was established as an independent taxing district by special statute, Chapter 87-450 as amended by Chapters 88-460, Laws of Florida, which was approved by the voters of Palm Beach County on November 8, 1998. Pursuant to this action, the assets and liabilities of the Hospital were effectively transferred to the District.

As discussed in Note 2, effective April 12, 1999, Palm Beach County Health Care District sold the assets and business of the Hospital to Province Healthcare Company. The condensed financial statements of the Hospital are presented in a format which conforms to the presentation of Province Healthcare Company's consolidated financial statements.

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Glades General Hospital have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended March 31, 1999, are not indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the 1998 financial statements and footnotes thereto included herein.

DISTRICT

The Hospital receives funding from the District. The District allocates funds to support the Hospital's operations, debt service requirements and capital expenditures from ad valorem taxes levied by the District on taxable property in Palm Beach County in its entirety. The District reimburses the Hospital for care provided to indigent patients at per diem rates and at a percentage of the Hospital's established rates for inpatient and outpatient services, respectively.

INCOME TAXES

The Hospital is exempt from income taxes as a Government organization pursuant to Internal Revenue Code Section 115. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

COMMITMENTS AND CONTINGENCIES

Effective December 1985, the Hospital elected to be self-insured with respect to medical malpractice and general liability claims under the doctrine of Sovereign Immunity, which limits the Hospital's liability to $100,000/$200,000 per occurrence. The Hospital provides self-insurance reserves based on available data and re-evaluates the adequacy of these reserves annually based on claims experience.

NOTE 2 - SUBSEQUENT EVENT

As of April 12, 1999, Province Healthcare Company acquired the assets and business of Glades General Hospital for approximately $15,150,000, excluding working capital. Upon signing of the sales agreement, the public hospital operated under the oversight of the Palm Beach County Health Care District ceased to exist.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         On April 12, 1999, Province acquired Glades General Hospital
(a public hospital operated under the oversight of Palm Beach County Health Care District) ("Glades").

         The following unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 gives effect to the acquisition of Glades by Province as if the transaction had been completed as of March 31, 1999.

         The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1998, and the three months ended March 31, 1999, give effect to the acquisition of Glades by Province, as if such transaction had been completed as of January 1, 1998.

         The pro forma condensed consolidated financial information presented herein does not purport to represent what the Company's results of operations or financial position would have been had such transaction, in fact, occurred at the beginning of the periods presented or to project the Company's results of operations in any future period. The pro forma results of operations, which do not take into account certain operational changes instituted by the Company upon acquisition of its hospitals, are not necessarily indicative of the results that may be expected from such hospitals. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Province, included in its Annual Report on Form 10-K for the year ended December 31, 1998, the unaudited condensed consolidated financial statements of Province, included in its Quarterly Report on Form 10-Q for the period ended March 31, 1999, and the financial statements of Glades, included elsewhere in this Current Report on Form 8-K/A. Certain reclassifications have been made in the Glades historical financial statements, included in the pro forma financial statements, to conform to the Province presentation.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)


                                                                        HISTORICAL               ACQUISITION        PRO FORMA
                                                                  ------------------------        PRO FORMA       ACQUISITION
                                                                  PROVINCE         GLADES         ADJUSTMENTS      CONSOLIDATED
                                                                  --------         -------       ------------     --------------
ASSETS
Current assets:
        Cash and cash equivalents                                 $ 12,656         $ 2,136         $ 13,500 (a)
                                                                                                     (2,136)(b)
                                                                                                    (11,479)(c)       $ 14,677
        Accounts receivable, net                                    56,930           5,008           (3,176)(b)         58,762
        Inventories                                                  7,501             486                               7,987
        Prepaid expenses and other                                   8,417             123                               8,540
                                                                  --------         -------         --------           --------
              Total current assets                                  85,504           7,753           (3,291)            89,966
Property, plant and equipment, net                                 111,830           3,568            2,364 (c)        117,762
Other assets:
        Cost is excess of net assets acquired, net                 140,846              --               --            140,846
        Other                                                       16,001              --            8,268 (c)         24,269
                                                                  --------         -------         --------           --------
                                                                  $354,181         $11,321         $  7,341           $372,843
                                                                  ========         =======         ========           ========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                          $  8,015         $   598         $   (598)(b)       $  8,015
        Accrued salaries and benefits                               10,232             858              (43)(b)         11,047
        Accrued expenses                                             5,473           1,394           (1,394)(b)
                                                                                                        206 (c)          5,679
        Current maturities of long-term obligations                  1,545             909             (909)(b)
                                                                                                        716 (c)          2,261
                                                                  --------         -------         --------           --------
              Total current liabilities                             25,265           3,759           (2,022)            27,002
Long-term obligations, less current maturities                     138,357             447           13,500 (a)
                                                                                                       (447)(b)
                                                                                                      3,395 (c)        155,252
Third-party settlements                                              5,353             738             (738)(b)          5,353
Other liabilities                                                   10,795              --               30 (c)         10,825
Minority interest                                                      787              --                                 787

Common stockholders' equity (deficit):
        Net assets                                                      --           6,377           (1,183)(b)
                                                                                                     (5,194)(c)             --
        Common stock                                                   157              --                                 157
        Additional paid-in-capital                                 163,294              --                             163,294
        Retained earnings (deficit)                                 10,173              --                              10,173
                                                                  --------         -------         --------           --------
              Total common stockholders' equity (deficit)          173,624           6,377           (6,377)           173,624
                                                                  --------         -------         --------           --------
                                                                  $354,181         $11,321         $  7,341           $372,843
                                                                  ========         =======         ========           ========

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                                                                 ACQUISITION
                                                                HISTORICAL       HISTORICAL       PRO FORMA               PRO FORMA
                                                                 PROVINCE          GLADES        ADJUSTMENTS            CONSOLIDATED
                                                                ----------       ----------      -----------            ------------
Revenue:
        Net patient service revenue                               $217,364         $24,342                                 $241,706
        Management and professional services                        11,885              --                                   11,885
        Reimbursable expenses                                        6,520              --                                    6,520
        Other                                                        3,086           2,275                                    5,361
                                                                  --------         -------                                 --------
              Net operating revenue                                238,855          26,617                                  265,472

Expenses:
        Salaries, wages and benefits                                94,970          10,129                                  105,099
        Reimbursable expenses                                        6,520              --                                    6,520
        Purchased services                                          28,250           3,558                                   31,808
        Supplies                                                    24,252           2,705                                   26,957
        Provision for doubtful accounts                             17,839           4,980                                   22,819
        Other operating expenses                                    19,149           1,304                                   20,453
        Rentals and leases                                           5,777             258                                    6,035
        Depreciation and amortization                               13,409             682          $   391 (a)              14,482
        Interest expense                                            10,555             127              902 (b)              11,584
        Minority interest                                              155              --                                      155
        Loss on sale of assets                                          45              --                                       45
                                                                  --------         -------          -------                --------
              Total expenses                                       220,921          23,743            1,293                 245,957
                                                                  --------         -------          -------                --------
Income (loss) before income taxes                                   17,934           2,874           (1,293)                 19,515
Income taxes (benefit)                                               7,927              --              630 (c)               8,557
                                                                  --------         -------          -------                --------
Net income (loss)                                                   10,007           2,874           (1,923)                 10,958
Preferred stock dividends and accretion                               (696)             --               --                    (696)
                                                                  --------         -------          -------                --------
Net income (loss) to common shareholders                          $  9,311         $ 2,874          $(1,923)               $ 10,262
                                                                  ========         =======          =======                ========

Basic earnings (loss) per common share:
        Net income                                                $   0.75                                                 $   0.82
        Preferred stock dividends and accretion                      (0.05)                                                   (0.05)
                                                                  --------                                                 --------
        Net income per common share                               $   0.70                                                 $   0.77
                                                                  ========                                                 ========

Diluted earnings (loss) per common share:
        Net income                                                $   0.73                                                 $   0.80
        Preferred stock dividends and accretion                      (0.05)                                                   (0.05)
                                                                  --------                                                 --------
        Net income per common share                               $   0.68                                                 $   0.75
                                                                  ========                                                 ========

Weighted-average shares:
        Basic                                                       13,344                                                   13,344
        Diluted                                                     13,672                                                   13,672

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                 (IN THOUSANDS)

                                                                                 HISTORICAL     ACQUISITION
                                                                HISTORICAL         GLADES         PRO FORMA               PRO FORMA
                                                                 PROVINCE         (Note d)       ADJUSTMENTS            CONSOLIDATED
                                                                ----------       ----------      -----------            ------------
Revenue:
        Net patient service revenue                                $67,256         $ 8,149                                 $ 75,405
        Management and professional services                         3,450              --                                    3,450
        Reimbursable expenses                                        1,777              --                                    1,777
        Other                                                          764             313                                    1,077
                                                                   -------         -------                                 --------
              Net operating revenue                                 73,247           8,462                                   81,709

Expenses:
        Salaries, wages and benefits                                29,508           2,916                                   32,424
        Reimbursable expenses                                        1,777              --                                    1,777
        Purchased services                                           7,236           1,148                                    8,384
       Supplies                                                      8,217             912                                    9,129
        Provision for doubtful accounts                              4,676           1,807                                    6,483
        Other operating expenses                                     6,145             426                                    6,571
        Rentals and leases                                           1,683              72                                    1,755
        Depreciation and amortization                                4,177             178            $  90 (a)               4,445
        Interest expense                                             2,575              16              210 (b)               2,801
        Minority interest                                               58              --                                       58
        Loss on sale of assets                                          --              --                                       --
                                                                   -------         -------            ------               --------
              Total expenses                                        66,052           7,475              300                  73,827
                                                                   -------         -------            ------               --------
Income (loss) before income taxes                                    7,195             987             (300)                  7,882
Income taxes (benefit)                                               3,130              --              274 (c)               3,404
                                                                   -------         -------            ------               --------
Net income (loss)                                                    4,065             987             (574)                  4,478
Preferred stock dividends and accretion                                 --              --                                       --
                                                                   -------         -------            ------               --------
Net income (loss) to common shareholders                           $ 4,065         $   987            $(574)               $  4,478
                                                                   =======         =======            ======               ========

Basic earnings (loss) per common share:
        Net income                                                 $  0.26                                                 $   0.29
        Preferred stock dividends and accretion                         --                                                       --
                                                                   -------                                                 --------
        Net income per common share                                $  0.26                                                 $   0.29
                                                                   =======                                                 ========

Diluted earnings (loss) per common share:
        Net income                                                 $  0.25                                                 $   0.28
        Preferred stock dividends and accretion                         --                                                       --
                                                                   -------                                                 --------
        Net income per common share                                $  0.25                                                 $   0.28
                                                                   =======                                                 ========

Weighted-average shares:
        Basic                                                       15,709                                                   15,709
        Diluted                                                     16,021                                                   16,021

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


(a) Reflects the borrowing by Province of $13.5 million to finance the acquisition of Glades.

(b) Reflects the elimination of Glades assets not purchased and liabilities not assumed by Province as follows:

            Cash..................................................  $(2,136)
            Accounts receivable...................................   (3,176)
            Accounts payable......................................      598
            Accrued salaries and benefits.........................       43
            Accrued expenses......................................    1,394
            Current maturities of long-term obligations...........      909
            Long-term obligations, less current maturities........      447
            Third-party settlements...............................      738
                                                                    -------

            Net assets............................................  $(1,183)
                                                                    =======

(c) Reflects the purchase of Glades and the allocation of the purchase price to adjust assets purchased and liabilities assumed to fair value and to record intangibles as follows:

            Unallocated purchase price............................  $ 8,268
            Property, plant and equipment.........................    2,364
            Accrued expenses......................................     (206)
            Current maturities of long-term obligations...........     (716)
            Other liabilities.....................................      (30)
            Long-term obligations, less current maturities........   (3,395)
            Net assets............................................    5,194
                                                                     ------

            Cash paid.............................................  $11,479
                                                                    =======

                 PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)


(a) Reflects the elimination of the historical depreciation expense of Glades, and the inclusion of the Company's depreciation of property, plant and equipment and amortization of unallocated purchase price, goodwill and other intangible assets.

(b) Reflects the elimination of the historical interest expense related to the debt of Glades not assumed in the acquisition, and the inclusion of the Company's interest expense related to the debt used to finance the acquisition.

(c) Reflects the inclusion of the income tax expense based on the combined federal and state statutory rate of 40.0% applied to adjusted pre-tax income.

(d) The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1998 is presented using Province's fiscal year-end. The presentation combines Province's income statement for the year ended December 31, 1998, and Glades' income statement for the year ended September 30, 1998, for the purposes of presenting the pro forma information.